U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 24, 2010
CELANESE CORPORATION
(Exact Name of Registrant as specified in its charter)

DELAWARE	001-32410	98-0420726

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas 75234-6034
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former name or former address, if changed since last report):
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
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Item 2.05 Costs Associated with Exit or Disposal Activities
     On August 24, 2010, Celanese Corporation (the “Company”) concluded that it will consolidate its global acetate manufacturing capabilities with the closure of its acetate flake and tow manufacturing operations in Spondon, Derby, United Kingdom. The closure is intended to strengthen the Company’s competitive position and align future production capacities with anticipated industry demand trends. Subject to finalization of operational improvement projects, the Company plans to retain its Clarifoil® acetate film manufacturing operations at the Spondon site.
     As a result of the closure of its acetate flake and tow manufacturing operations at the Spondon site, the Company expects to record future expense of approximately $35 to $45 million, consisting of approximately $20 million for personnel-related exit costs and approximately $20 million of other facility-related shutdown costs such as contract termination costs and accelerated depreciation of fixed assets. The Company expects that substantially all of the exit costs (except for accelerated depreciation of fixed assets of approximately $15 million) will result in future cash expenditures. Cash outflows will occur over a 12-18 month period. The above exit costs exclude site obligations which the Company has previously accrued, as reflected in the Company's Form 10-Q for the period ended June 30, 2010.
     In addition to exit-related costs, the Company anticipates making capital expenditures of approximately $75 million in certain efficiency improvements, through 2011 and 2012, principally at its Ocotlan, Mexico, and Narrows, Virginia facilities to optimize its global production network.
     The information set forth in Item 2.05 contains certain “forward-looking statements,” which include information concerning the Company’s plans, objectives, goals, expected future cost associated with the closure of its acetate flake and tow manufacturing operations in Spondon, Derby, United Kingdom and other information that is not historical information. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements contained herein. Numerous factors, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. Certain of these risk factors are discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 filed with the Securities and Exchange Commission on February 12, 2010. Any forward-looking statement speaks only as of the date hereof, and the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of anticipated or unanticipated events or circumstances.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
By	/s/ James R. Peacock III
	Name:	James R. Peacock III
	Title:	Vice President, Deputy General Counsel and Assistant Corporate Secretary

Date: August 24, 2010